Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Intimate Brands, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
May 14, 1999